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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-53374, 333-105963 and 333-127025) and Form
S-3 (File Nos. 333-106126, 333-117264, 333-119864, 333-128074 and 333-138748) of
Evergreen Solar, Inc. of our report dated February 27, 2007 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 27, 2007